             As filed with the Securities and Exchange Commission
                             on December 30, 1997
                                                   Registration No.
     _____________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              __________________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) or 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           NOVASTAR FINANCIAL, INC.
                           ------------------------
            (Exact Name of Registrant as Specified in its Charter)


               Maryland                                 48-1190054
               --------                                 ----------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

    1900 West 47th Place, Suite 205
           Westwood, Kansas                                66205
           ----------------                                -----
(Address of Principal Executive Offices)                (Zip Code)


If this Form relates to the             If this Form relates to the
registration of a class of debt         registration of a class of debt
securities and is effective upon        securities and is to become effective
filing pursuant to General              simultaneously with the effectiveness
Instruction A(c)(1) please check the    of a concurrent registration
following box. [_]                      statement under the Securities Act of
                                        1933 pursuant to General Instruction
                                        A(c)(2) please check the following
                                        box. [_]

     Securities Act registration statement file number to which this form relates: ___________________
                                    (If Applicable)

       Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                        Name of each exchange on which
to be so registered                        each class is to be registered
-------------------                        ------------------------------

Stock Purchase Warrants                    New York Stock Exchange
-----------------------                    -----------------------


       Securities to be registered pursuant to Section 12(g) of the Act:

                                 Not applicable
                                (Title of class)

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities To Be Registered
          -------------------------------------------------------

          The title of the securities of NovaStar Financial, Inc., a Maryland corporation (the "Registrant"), being registered hereby are Stock Purchase Warrants ("Warrants"), exercisable pursuant to a Warrant Agreement, dated December 9, 1996 (the "Warrant Agreement"), by and between the Registrant and the initial purchasers of the Warrants, such Warrants exercisable at a price of $15.00 for a like number of underlying shares of the Registrant's Common Stock, par value $0.01 per share.

          A description of the Warrants is contained a Shelf Registration Statement being filed with the Securities and Exchange Commission simultaneously herewith under the captions "Prospectus Summary," "Description of Warrants" and "Federal Income Tax Considerations," which description is incorporated herein by reference thereto.


          Item 2.  Exhibits
                   --------

          Instruments defining the rights of holders of the securities being registered hereunder:

          3.1*    Articles of Amendment and Restatement of the Registrant

          3.2*    Articles Supplementary of the Registrant

          3.3*    Bylaws of the Registrant

          4.3*    Specimen Common Stock Certificate

          4.4*    Specimen Warrant Certificate (included in Exhibit 10.3)

          10.2*   Registration Rights Agreement, dated December 9, 1996

          10.3* Warrant Agreement, dated December 9, 1996 between the Registrant and the Holders of the Warrants Acting Through the Registrant as the Initial Warrant Agent (including Specimen Warrant Certificate)

______________________________

          * Incorporated by reference to the correspondingly numbered exhibit to (i) a Registration Statement on Form S-11, as amended, Registration No. 333-3237, and (ii) the Shelf Registration Statement being filed simultaneously herewith by the Registrant with the Securities and Exchange Commission.

                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  December 23, 1997



                                    NovaStar Financial, Inc.



                                    By: /s/ Mark J. Kohlrus
                                       ----------------------------------
                                      Mark J. Kohlrus
                                      Senior Vice President, Treasurer
                                      and Chief Financial Officer

                                 EXHIBIT INDEX



Exhibit Number
--------------

  3.1*    Articles of Amendment and Restatement of the Registrant

  3.2*    Articles Supplementary of the Registrant

  3.3*    Bylaws of the Registrant

  4.3*    Specimen Common Stock Certificate

  4.4*    Specimen Warrant Certificate (included in Exhibit 10.3)

  10.2*   Registration Rights Agreement, dated December 9, 1996

  10.3* Warrant Agreement, dated December 9, 1996 between the Registrant and the Holders of the Warrants Acting Through the Registrant as the Initial Warrant Agent (including Specimen Warrant Certificate)

______________________________

  * Incorporated by reference to the correspondingly numbered exhibit to (i) a Registration Statement on Form S-11, as amended, Registration No. 333-3237, and (ii) the Shelf Registration Statement being filed simultaneously herewith by the Registrant with the Securities and Exchange Commission.